Exhibit 99.1

PRELIMINARY  - SUBJECT TO COMPLETION

HNI CORPORATION
600 EAST SECOND ST
MUSCATINE, IOWA 52761-0071
UNITED STATES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TBD**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 11:59 p.m. Eastern Time on [ ], 2025.

TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79479-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HNI CORPORATION

The HNI board of directors recommends you vote FOR the following proposal (as listed in the proxy statement):	**For**	**Against**	**Abstain**
1. Proposal to approve the issuance of shares of HNI common stock to holders of Steelcase common stock pursuant to the Merger Agreement (the "HNI common stock issuance proposal").	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V79480-TBD

HNI Corporation
Special Meeting of Shareholders
[ ], 2025, at [ ] a.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Steven M. Bradford and Vincent P. Berger II, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of HNI common stock that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on [ ], 2025, at [ ] a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy card also covers shares of HNI common stock, if any, held for your account by Fidelity Management Trust Company as Trustee of HNI Corporation 401(k) Plan (the "Plan"). You may instruct the Trustee how to vote your shares as indicated on this proxy card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received. **For shares held through the Plan, voting instructions by proxy card, telephone or internet must be provided by 11:59 p.m. Eastern Time, on [ ].**

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the HNI board of directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side